Exhibit 10.1

WARRANT PURCHASE AGREEMENT

Dated as of July 23, 2008

by and between

ELECTRO ENERGY, INC.

and

THE QUERCUS TRUST

TABLE OF CONTENTS
(continued)

WARRANT PURCHASE AGREEMENT

        This WARRANT PURCHASE AGREEMENT, dated as of July 23, 2008 (this “Agreement”), by and between Electro Energy, Inc., a Florida corporation (the “Company”), and The Quercus Trust, a ______ trust (the “Purchaser”).

W I T N E S S E T H:

        WHEREAS, the parties hereto entered into that certain Debenture and Warrant Purchase Agreement, dated as of December 7, 2007 (the “2007 Purchase Agreement”), and capitalized terms contained herein, to the extent they are not defined herein, shall have the meanings as may be expressly provided in the 2007 Purchase Agreement.

        WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

        NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF WARRANT

                1.1.    Purchase and Sale of Warrant.

                (a)     Upon the terms and conditions contained herein, the Company shall issue to Purchaser a Warrant to Purchase Common Stock, in substantially the form attached hereto as Exhibit A (the “Warrant”), to purchase up to One Million Eight Hundred Seventy-Five Thousand (1,875,000) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Warrant shall expire three (3) years following the Closing Date and shall have an exercise price per share equal to the Warrant Price (as defined in the Warrant).

                (b)     Upon the terms and conditions contained herein, by written notice given on or before August 31, 2008, the Purchaser shall have the option to purchase an additional warrant for the purchase of up to Six Hundred Twenty-Five Thousand (625,000) shares of Common Stock, in substantially the same form as the Warrant (the “Additional Warrant”).

                (c)     Purchase Price.   Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase the Warrant for a purchase price of Seven Hundred Fifty Thousand Dollars ($750,000) (the “Purchase Price”), in cash. In the event that the Purchaser exercises its option to purchase the Additional Warrant as provided in Section 1.1(b) herein, the Purchaser agrees to purchase such Additional Warrant for a purchase price of Two Hundred Fifty Thousand Dollars ($250,000) in cash.

                (d)     Closing.   The closing of the purchase and sale of the Warrant to be acquired by the Purchaser from the Company under this Agreement shall take place at the offices of Lev & Berlin, P.C., 200 Connecticut Avenue, 5th Floor, Norwalk, Connecticut 06854 (the “Closing”) at 10:00 a.m., Eastern time, (i) on July 23, 2008; provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith, or (ii) at such other time and place or on such date as the Purchaser and the Company may agree upon (the “Closing Date”). Subject to the terms and conditions of this Agreement, at the Closing the Company shall deliver or cause to be delivered to the Purchaser the Warrant and any other documents required to be delivered pursuant to Article IV hereof. At the Closing, the Purchaser shall deliver the Purchase Price by wire transfer to a bank account designated by the Company. The closing of the purchase and sale of the Additional Warrant shall take place at the offices of Lev & Berlin, P.C., within ten (10) days of the Company’s receipt of the Purchaser’s notice of exercise of its option to purchase the Additional Warrant, at which closing (i) the Company shall deliver to Purchaser (A) the Additonal Warrant and (B) a written certificate verifying the truth, accuracy and completeness of the the representations and warranties set forth in Section 2.1 hereinbelow as of the date of such closing and (ii) the Purchaser will deliver to the Company the purchase price for the Additional Warrant by wire transfer to a bank account designated by the Company.

                (e)     Underlying Shares.   The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of Common Stock to effect the exercise the Warrant and the Additional Warrant Any shares of Common Stock issuable upon exercise of the Warrant and the Additional Warrant (and such shares when issued) are herein referred to as the “Underlying Shares.” The Warrant, the Additional Warrant and the Underlying Shares are sometimes collectively referred to herein as the “Securities.”

ARTICLE II

REPRESENTATIONS AND WARRANTIES

                2.1.    Representations and Warranties of the Company.   The Company hereby represents and warrants to the Purchaser, as of the date hereof and the Closing Date (except as set forth below; and as may be modified by or updated by the Commission Documents) that the Company’s representations and warranties set forth in Section 2.1 of the 2007 Purchase Agreement are hereby repeated and incorporated herein by reference with the following modifications and additions:

                (a)     Capitalization.   The authorized capital stock of the Company as of the date hereof is set forth on Schedule 2.1(a) hereto, subject only to a 1 for 5 reverse split effected on July 9, 2008.

                (b)     Commission Documents; Financial Statements.   At the times of their respective filings, the Forms 10-QSB (or Form 10-Q, as the case may be) for the three most recent fiscal quarters (collectively, the “Forms 10-QSB”) and the Form 10-KSB for the fiscal year ended December 31, 2007 (the “Form 10-KSB”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and the Forms 10-QSB and Form 10-KSB did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                2.2.     Representations and Warranties of the Purchaser.   The Purchaser hereby represents and warrants to the Company as follows as of the date hereof and as of the Closing Date that the Purchaser’s representations and warranties that are set forth in Sections 2.2 of the 2007 Purchase Agreement are hereby repeated and incorporated herein by reference.

ARTICLE III

COVENANTS

        The Company covenants with the Purchaser as follows, which covenants are for the benefit of the Purchaser and its permitted assignees.

                3.1.     Securities Compliance.   The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated herein and by any of the documents executed in connection herewith, including the Warrant and the Registration Rights Agreement, dated as of the date hereof (the “Transaction Documents”), and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchaser, or its subsequent holders.

                3.2.     Registration and Listing.   The Company shall cause its Common Stock to continue to be registered under Sections 12(g) of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act, to comply with all requirements related to any registration statement filed pursuant to this Agreement, and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the Nasdaq Capital Market or other exchange or market on which the Common Stock is trading. Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of the Purchaser, the Company shall deliver to the Purchaser a written certification of a duly authorized officer as to whether it has complied with the issuer requirements of Rule 144.

                3.3.     Inspection Rights.   Provided the same would not be in violation of Regulation FD, the Company shall permit, during normal business hours and upon reasonable request and reasonable advance notice, the Purchaser or any employees, agents or representatives thereof, so long as the Purchaser shall hold the Debenture or shall beneficially own any Underlying Shares, for purposes reasonably related to the Purchaser’s interests as a stockholder, to examine the publicly available, non-confidential records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the publicly available, non-confidential affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors and key employees.

                3.4.     Compliance with Laws.   The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which would be reasonably likely to have a Material Adverse Effect.

                3.5.     Keeping of Records and Books of Account.   The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

                3.6.     Reporting Requirements.   If the Commission ceases making the Company’s periodic reports available via the Internet without charge, then the Company shall furnish the following to the Purchaser so long as the Purchaser shall beneficially own Securities:

                (a)     Quarterly Reports filed with the Commission on Form 10-Q as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission;

                (b)     Annual Reports filed with the Commission on Form 10-K as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission; and

                (c)     Copies of all notices, information and proxy statements in connection with any meetings that are, in each case, provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

                3.7.     Other Agreements.   The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company or any Subsidiary under any Transaction Document.

                3.8.     Use of Proceeds.   The net proceeds from the sale of the Securities hereunder shall be used by the Company for working capital and general corporate purposes, including growth initiatives.

                3.9.     Reporting Status.   So long as the Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

                3.10.     Disclosure of Transaction.   The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the “Press Release”) not later than the second Trading Day following the Closing Date. The Company shall also file with the Commission a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the form of Warrant and the Press Release) as soon as practicable following the Closing Date but in no event more than four (4) Trading Days following the Closing Date, which Press Release and Form 8-K shall be subject to prior review and reasonable comment by the Purchaser. “Trading Day” means any day during which the principal exchange on which the Common Stock is traded shall be open for trading.

                3.11.     Amendments.   The Company shall not amend or waive any provision of the Articles or By-laws of the Company in any way that would adversely affect exercise rights, voting rights, or redemption rights of the holder of the Securities.

                3.12.     Reservation of Shares.   Subject to Section 1.3 hereof, so long as the Warrant or the Additional Warrant remain outstanding, the Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance of a sufficient number of shares of Common Stock needed to provide for the issuance of the Underlying Shares.

                3.13.     Transfer Agent Instructions.   The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of the Purchaser, for the Underlying Shares in such amounts as specified from time to time by the Purchaser to the Company upon exercise of the Warrant in the form of Exhibit D attached to the 2007 Purchase Agreement (the “Irrevocable Transfer Agent Instructions”). Prior to registration of the Underlying Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 5.1 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.13 will be given by the Company to its transfer agent and that the Underlying Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. If the Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Underlying Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Underlying Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Underlying Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Purchaser and without any restrictive legend.

                3.14.     Form S-3 Eligibility.   The Company currently meets the “registrant eligibility” and transaction requirements set forth in the general instructions to Form S-3 applicable to “resale” registrations on Form S-3 and the Company shall file all reports required to be filed by the Company with the Commission in a timely manner.

                3.15     Right of First Refusal.

                (a)     For the twelve (12) month period following the Closing, the Purchaser will have the right of first refusal (the “Initial Purchase Right”) to purchase, on the same terms as other investors, up to one hundred percent (100%) of any debt securities, equity securities, securities convertible into equity securities, or options or warrants therefor (“Purchase Securities”) that the Company proposes to offer, other than the securities excluded by paragraph (e) below.

                (b)     Subsequent to the twelve (12) month period following the Closing, the Purchaser will have the right of first refusal (the “Pro-Rata Purchase Right”) to purchase, on the same terms as other investors, that percentage of any Purchase Securities that the Company proposes to offer, other than the securities excluded by paragraph (e) below, which is equal to the Purchaser’s pro rata ownership of the Common Stock of the Company on a fully diluted basis. The Initial Purchase Right and the Pro-Rata Purchase Right are collectively referred to herein as the “Purchase Rights”.

                (c)     If the Company proposes to issue any Purchase Securities, it shall give the Purchaser written notice of its intention, describing the Purchase Securities, the price and the terms and conditions upon which the Company proposes to issue the same, together with a signed and accepted term sheet. The Purchaser shall have ten (10) Trading Days from the giving of such notice to elect to purchase all or part (in the case of the Initial Purchase Right), or part (in the case of the Pro-Rata Purchase Right), of the Purchase Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of such Purchase Securities to be purchased.

                (d)     The Purchaser shall then effect the purchase of the Purchase Securities at the closing of the issuance of Purchase Securities described in the notice delivered by the Company pursuant to paragraph (c) above. On the date of such closing, the Company shall deliver to the Purchaser the certificates representing the Purchase Securities to be purchased by the Purchaser, each certificate to be properly endorsed for transfer, and at such time, the Purchaser shall pay the purchase price for the Purchase Securities.

                (e)     If the Purchaser fails to exercise in full its Purchase Right, the Company shall have ninety (90) days thereafter to sell the Purchase Securities in respect of which the Purchaser’s rights were not exercised, at a price and upon general terms and conditions no more favorable to the purchaser thereof than specified in the Company’s notice to the Purchaser pursuant to paragraph (c) above. If the Company has not sold such Purchase Securities within such ninety (90) days, the Company shall not thereafter issue or sell any Purchase Securities, without first again complying with this Section 3.15.

                (b)        The Purchase Right established by this Section 3.15 shall have no application to any of the following issuances of Purchase Securities (collectively, the “Excluded Securities”):

(i) shares of Common Stock issued or issuable to employees, directors or consultants pursuant to equity holder plans maintained by the Company and registered with the Commission on Form S-8;

(ii) shares of Common Stock issued or issuable upon the exercise or conversion of currently outstanding options, warrants or convertible securities; or

(iii) shares of Common Stock issued or issuable on the conversion of the Debenture or exercise of the Warrant issued to the Purchaser concurrently with the Debenture; or

                (iv)     shares of Common Stock issued or issuable solely as consideration for bank financings, equipment leases, investor relations/public relations services, business acquisitions, mergers, strategic partnerships, or public offerings.

                3.16     Consultant.   The Company shall engage the services of Mr. Lyle Deitsch (the “Consultant”) as a consultant to work with Company management in connection with overseeing (i) the progress of certain Company performance milestones, (ii) the design and implementation of the Company’s marketing plan and (iii) management review (the “Consultancy”). The term of the Consultancy shall commence on July 23 , 2008 and end on September 1, 2008. Notwithstanding the foregoing, if the Purchaser shall exercise its option to Purchase the Additional Warrant set forth in Section 1.1(b) hereof, the term of the Consultancy shall expire on December 31, 2008. The Consultancy shall include the Consultant’s presence at the Company’s facilities in Gainesville, Florida for at least three (3) days per week and the Company shall pay the Consultant a fee of Ten Thousand Dollars ($10,000) per month plus reasonable travel expenses.

                3.17    Prohibition from Exercise, Shareholder Approval.   Until the Company has obtained the approval of the transaction and issuance(s) of securities contemplated herein by a majority of the Company’s holders of Common Stock, which the Company shall use its commercially reasonable efforts to obtain as soon as possible, but in no event later than the Company’s next annual meeting, which shall be held no later than October 31, 2008, Purchaser shall not exercise the Warrant or the Additional Warrant to the extent that, when taking into consideration any restrictions placed upon issuances by the NASDAQ Marketplace Rules, including rules governing aggregation of transactions, results in an aggregate issuance of that number of shares of Common Stock that, when combined with any penalty shares issued pursuant to the Registration rights Agreement of even date herewith, is greater than Nineteen and Nine-Tenth’s percent (19.9%) of the Company’s total number of outstanding shares of Common Stock as of the date of exercise.

ARTICLE IV

CONDITIONS

                4.1.    Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities.   The obligation hereunder of the Company to close and issue and sell the Securities to the Purchaser at the Closing is subject to the satisfaction or waiver, at or before the Closing of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

                (a)    Accuracy of the Purchaser’s Representations and Warranties.   The representations and warranties of the Purchaser shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

                (b)    Performance by the Purchaser.   The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

                (c)    No Injunction.   No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                (d)    Delivery of Purchase Price.   The Purchase Price for the Securities shall have been delivered to the Company on the Closing Date.

                (e)    Delivery of Transaction Documents. The Transaction Documents shall have been duly executed and delivered by the Purchaser to the Company.

                4.2.    Conditions Precedent to the Obligation of the Purchaser to Close and to Purchase the Securities.   The obligation hereunder of the Purchaser to purchase the Securities and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion.

                (a)    Accuracy of the Company’s Representations and Warranties.   Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

                (b)    Performance by the Company.   The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

                (c)    No Suspension, Etc.   Trading in the Common Stock shall not have been suspended by the Commission or the Nasdaq Capital Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Securities.

                (d)    No Injunction.   No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                (e)    No Proceedings or Litigation.   No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority, to the Company’s knowledge, shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

                (f)    Opinion of Counsel.   The Purchaser shall have received an opinion of counsel to the Company, dated the date of the Closing, substantially in the form of Exhibit E annexed to the 2007 Purchase Agreement, with such exceptions and limitations as shall be reasonably acceptable to counsel to the Purchaser.

                (g)    Debenture and Warrant.   At or prior to the Closing Date, the Company shall have delivered to the Purchaser the Warrant (in such denominations as the Purchaser may request).

                (h)    Officer’s Certificate.   On the Closing Date, the Company shall have delivered to the Purchaser a certificate signed by an executive officer on behalf of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of the Closing Date (except those representations and warranties made as of a specific date) and confirming the compliance by the Company with the conditions precedent set forth in paragraphs (b) to (e) and (i) of this Section 4.2 as of the Closing Date (provided that, with respect to the matters in paragraphs (d) and (e) of this Section 4.2, such confirmation shall be based on the knowledge of the executive officer after due inquiry).

ARTICLE V

CERTIFICATE LEGEND

                5.1.    Legend.   Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR ELECTRO ENERGY, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

        The Company agrees to issue or reissue certificates representing any of the Underlying Shares, without the legend set forth above if at such time, prior to making any transfer of any such Underlying Shares, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Underlying Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required (which may include an opinion of counsel provided by the Company), or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act (which may include an opinion of counsel provided by the Company); and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, (ii) compliance with applicable state securities or “blue sky” laws has been effected, or (iii) the holder provides the Company with reasonable assurances that a valid exemption exists with respect thereto (which may include an opinion of counsel provided by the Company). The Company will respond to any such notice from a holder within three (3) business days. In the case of any proposed transfer under this Section 5.1, the Company will use commercially reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Underlying Shares is required to be issued to the Purchaser without a legend, in lieu of delivering physical certificates representing the Underlying Shares, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Underlying Shares to the Purchaser by crediting the account of the Purchaser’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system (to the extent not inconsistent with any provisions of this Agreement).

ARTICLE VI

INDEMNIFICATION

                6.1.    Company Indemnity.   The Company agrees to indemnify and hold harmless the Purchaser (and its directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchaser as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein, and the Purchaser agrees to indemnify and hold harmless the Company to the same extent as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Purchaser herein.

                6.2.    Indemnification Procedure.   Any party entitled to indemnification under this Article VI (an “indemnified party”) will give written notice to the indemnifying party of any matter giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnifying party a conflict of interest between it and the indemnified party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification obligations to defend the indemnified party required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law. No indemnifying party will be liable to the indemnified party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to the indemnified party’s breach of any of the representations, warranties or covenants made by such party in this Agreement or in the other Transaction Documents.

ARTICLE VII

MISCELLANEOUS

                7.1.    Short Sales.   The Purchaser covenants that neither it nor any affiliate acting on its behalf or pursuant to any understanding with it will pledge, hypothecate, loan or execute any “short sales,” as such term is defined in Rule 200 of Regulation SHO under the Exchange Act, or other hedging transactions with broker-dealers or other financial institutions that may, in turn, engage in “short sales” of the Common Stock, during the twelve (12) month period prior to conversion of the Debenture.

                7.2.    Fees and Expenses.   Except as otherwise set forth in this Agreement and the other Transaction Documents, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided that the Company shall pay all actual, reasonable and necessary attorneys’ fees and expenses (including disbursements and out-of-pocket expenses) incurred by the Purchaser in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated thereunder, which payment shall not exceed $20,000 and shall be made at the Closing, and (ii) any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents. The Company shall also pay all reasonable fees and expenses incurred by the Purchaser in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys’ fees and expenses.

                7.3.    Specific Performance; Consent to Jurisdiction; Venue.

                (a)     The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                (b)     The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in California, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that California is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the State of California. The Company and the Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.3 shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Purchaser hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Securities, this Agreement or the other Transaction Documents, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.

                7.4.    Entire Agreement; Amendment.   This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 7.4 shall be binding upon the Purchaser (and its permitted assigns) and the Company.

                7.5.    Notices.   Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the third business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:	Electro Energy, Inc. 30 Shelter Rock Road Danbury, Connecticut 06810 Attention: President Tel. No.: (203) 797-2699 Fax No.: (203) 797-2697

with copies (which copies shall not constitute notice to the Company) to:	Lev & Berlin, P.C. 200 Connecticut Avenue, 5th Floor Norwalk, Connecticut 06854-1940 Attention: Duane L. Berlin, Esq. Tel. No.: (203) 838-8500 Fax No.: (203) 854-1652

If to the Purchaser:	The Quercus Trust 1835 Newport BlvdA109-PMB 467 Costa Mesa, California 92627 Attn: Mr. David Gelbaum, Trustee

with copies (which copies shall not constitute notice to the Purchaser) to:	Greenberg Glusker 1900 Avenue of ths Stars 21st Floor Los Angeles, California 90067

        Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto pursuant to the provisions of this Section 7.5.

                7.6.    Waivers.   No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                7.7.    Headings.   The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

                7.8.    Successors and Assigns.   This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. Subject to Section 5.1 hereof, the Purchaser may assign the Securities and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

                7.9.    No Third Party Beneficiaries.   Except as contemplated by Article VI hereof, this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                7.10.    Governing Law.   This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

                7.11.    Survival.   The representations and warranties of the Company and the Purchaser shall survive the execution and delivery hereof and the Closing hereunder.

                7.12.    Counterparts.   This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

                7.13.    Publicity.   The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser without the consent of the Purchaser, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, including without limitation any disclosure pursuant to the Registration Statement, and then only to the extent of such requirement.

                7.14.    Severability.   The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

                7.15.    Further Assurances.   From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents.

        IN WITNESS WHEREOF, the parties hereto have caused this Warrant Purchase Agreement to be duly executed by their respective authorized officers as of the date first above written.

ELECTRO ENERGY, INC.

By:	/s/ Timothy E. Coyne
Timothy E. Coyne Chief Financial Officer

THE QUERCUS TRUSTT

By:	/s/ David Gelbaum
David Gelbaum Trustee

EXHIBIT A
(The Warrant)

WARRANT TO PURCHASE COMMON STOCK

VOID AFTER 5:00 P.M., EASTERN TIME,
ON THE EXPIRATION DATE

[DATE]

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR WITHOUT DELIVERING AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                FOR VALUE RECEIVED, Electro Energy, Inc., a Florida corporation (the “Company”), hereby agrees to sell upon the terms and on the conditions hereinafter set forth, at any time commencing on the date hereof but no later than 5:00 p.m., Eastern Time, on _____________ (the “Expiration Date”), to The Quercus Trust, or its registered assigns (the “Holder”), under the terms as hereinafter set forth, up to ______________________ (___________) fully-paid and non-assessable shares of the Company’s Common Stock, par value $.001 per share (the “Common Stock”), at a purchase price per share of $2.75 (the “Warrant Price”), pursuant to the terms and conditions set forth in this warrant (this “Warrant”). The number of shares of Common Stock issued upon exercise of this Warrant (“Warrant Shares”) and the Warrant Price are subject to adjustment in certain events as hereinafter set forth.

                This Warrant is issued pursuant to that certain Warrant Purchase Agreement, dated as of even date herewith (the “Purchase Agreement”), between the Company and the Holder. Capitalized terms not otherwise defined herein are defined as set forth in the Purchase Agreement.

        1.    Exercise of Warrant.

                (a)     The Holder may exercise this Warrant according to the terms and conditions set forth herein by delivering to the Company, at the address set forth in Section 10 prior to 5:00 p.m., Eastern Time, on the Expiration Date (i) this Warrant, (ii) the Subscription Form attached hereto as Exhibit A (the “Subscription Form”) (having then been duly executed by the Holder) and (iii) cash, a certified check or a bank draft in payment of the purchase price, in lawful money of the United States of America, for the number of Warrant Shares specified in the Subscription Form.

                (b)     This Warrant may be exercised in whole or in part so long as any exercise in part hereof would not involve the issuance of fractional Warrant Shares. If exercised in part, the Company shall deliver to the Holder a new Warrant, identical in form to this Warrant, in the name of the Holder, evidencing the right to purchase the number of Warrant Shares as to which this Warrant has not been exercised, which new Warrant shall be signed by the Chief Executive Officer or President of the Company. The term Warrant as used herein shall include any subsequent Warrant issued as provided herein.

                (c)     No fractional Warrant Shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant, but the number of shares issuable shall be rounded to the nearest whole share

                (d)     In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for Warrant Shares so purchased, registered in the name of the Holder on the stock transfer books of the Company, shall be delivered to the Holder within a reasonable time after such rights shall have been so exercised. The person or entity in whose name any certificate for Warrant Shares is issued upon exercise of the rights represented by this Warrant shall for all purposes be deemed to have become the holder of record of such Warrant Shares immediately prior to the close of business on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the opening of business on the next succeeding date on which the Company’s stock transfer books are open. Except as provided in Section 4 hereof, the Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Warrant Shares on exercise of this Warrant.

                (e)     Notwithstanding the foregoing, the Holder may not convert this Warrant to the extent that the aggregate number of shares issuable upon such exercise or conversion when combined with any penalty shares issued pursuant to the Registration Rights Agreement between the Company and the original Holder of even date herewith will exceed 19.9% of the total number of shares of Common Stock outstanding immediately prior to the issuance date of this Warrant, until the Company’s stockholders have approved the transactions described herein in accordance with the rules of the Company’s Principal Trading Market. The Company shall use its best efforts to obtain stockholder approval as promptly as possible after the issuance date of this Warrant, but in no event later than October 31, 2008.

        2.    Disposition of Warrant Shares and Warrant.

                (a)     The Holder hereby acknowledges that: (i) this Warrant and any Warrant Shares purchased pursuant hereto are not being registered (A) under the Securities Act of 1933 (the “Securities Act”) on the ground that the issuance of this Warrant is exempt from registration under Section 4(2) of the Securities Act as not involving any public offering, or (B) under any applicable state securities law because the issuance of this Warrant does not involve any public offering; and (ii) that the Company’s reliance on the registration exemption under Section 4(2) of the Securities Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder. The Holder represents and warrants that it is acquiring this Warrant and will acquire Warrant Shares for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing this Warrant or Warrant Shares.

                (b)     The Holder hereby agrees that it will not sell, transfer, pledge or otherwise dispose of (collectively, “Transfer”) all or any part of this Warrant and/or Warrant Shares unless and until it shall have first have given notice to the Company describing such Transfer and furnished to the Company (i) unless a registration statement is in effect with respect to the Warrant and/or the Warrant Shares, or unless the Warrant and/or the Warrant Shares are being sold pursuant to Rule 144 promulgated under the Securities Act, a statement from the transferee, whereby the transferee represents and warrants that it is acquiring this Warrant and will acquire Warrant Shares, as applicable, for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing this Warrant or Warrant Shares, as applicable, and either (ii) an opinion, reasonably satisfactory to counsel for the Company, of counsel (skilled in securities matters, selected by the Holder and reasonably satisfactory to the Company) to the effect that the proposed Transfer may be made without registration under the Securities Act and without registration or qualification under any state law, or (iii) an interpretative letter from the U.S. Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Securities Act.

                (c)     If, at the time of issuance of Warrant Shares, no registration statement is in effect with respect to such shares under applicable provisions of the Securities Act, the Company may, at its election, require that (i) the Holder provide written reconfirmation of the Holder’s investment intent to the Company, and (ii) any stock certificate evidencing Warrant Shares shall bear legends reading substantially as follows:

“THE SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE WARRANT PURSUANT TO WHICH THESE SHARES WERE PURCHASED FROM THE COMPANY. COPIES OF SUCH RESTRICTIONS ARE ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. NO TRANSFER OF SUCH SHARES OR OF THIS CERTIFICATE (OR OF ANY SHARES OR OTHER SECURITIES (OR CERTIFICATES THEREFOR) ISSUED IN EXCHANGE FOR OR IN RESPECT OF SUCH SHARES) SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS SET FORTH IN THE WARRANT HAVE BEEN COMPLIED WITH.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.”

In addition, so long as the foregoing legend may remain on any stock certificate evidencing Warrant Shares, the Company may maintain appropriate “stop transfer” orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

The Company shall remove such legend upon request of the Holder at such time as the Holder is eligible to transfer the Warrant Shares under Rule 144.

        3.    Reservation of Shares.   The Company hereby agrees that at all times there shall be reserved for issuance upon the exercise of this Warrant such number of shares of the Common Stock as shall be required for issuance upon exercise of this Warrant. The Company further agrees that all Warrant Shares will be duly authorized and will, upon issuance and payment of the exercise price therefor, be validly issued, fully paid and non-assessable, free from all taxes, liens, charges and encumbrances with respect to the issuance thereof, other than taxes, if any, in respect of any transfer occurring contemporaneously with such issuance and other than transfer restrictions imposed by federal and state securities laws. Upon the issuance of this Warrant, the Company shall have sufficient authorized shares of Common Stock to exercise the portion permitted to be exercised at such time.

        4.    Exchange, Transfer or Assignment of Warrant.   Subject to Section 2, this Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of the Company (“Warrants”) of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of Warrant Shares purchasable hereunder. Subject to Section 2, upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form attached hereto as Exhibit B (the “Assignment Form”) duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in the Assignment Form and this Warrant shall promptly be canceled. Subject to Section 2, this Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

        5.    Capital Adjustments.   This Warrant is subject to the following further provisions:

                (a)    Recapitalization, Reclassification and Succession.   If any recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a corporation or other business entity, or the sale or transfer of all or substantially all of the Company’s assets or of any successor corporation’s assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term “successor corporation”) shall be effected, at any time while this Warrant remains outstanding and unexpired, then, as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby the Holder of this Warrant thereafter shall have the right to receive upon the exercise hereof as provided in Section 1 and in lieu of the Warrant Shares immediately theretofore issuable upon the exercise of this Warrant, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for the number of outstanding shares of Common Stock equal to the number of Warrant Shares immediately theretofore issuable upon the exercise of this Warrant had such recapitalization, reclassification, merger, consolidation, sale or transfer not taken place, and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

                (b)    Subdivision or Combination of Shares.   If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the number of Warrant Shares purchasable upon exercise of this Warrant shall be proportionately adjusted.

                (c)    Stock Dividends and Distributions.   If the Company at any time while this Warrant is outstanding and unexpired shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock that Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto.

                (d)    Exercise Price Adjustment.   (i) If, prior to exercise of this Warrant, the Company has issued, or shall be deemed to have issued, Additional Shares of Common Stock (as defined below) for a consideration per share of less than the Warrant Price, then the Warrant Price will be adjusted to the consideration per share paid; provided, however, in no event shall the Warrant Price be less than $1.25 per share.

                       (ii)     As used herein, “Additional Shares” shall mean all shares of Common Stock, or any stock options, warrants, convertible securities or other rights to purchase or acquire shares of Common Stock, issued or deemed to be issued by the Company after the date hereof; provided, however, that issuances or deemed issuances (A) described in subsections (a), (b) or (c) of this Section 5, (B) of Common Stock or options or warrants to purchase Common Stock issued to officers, directors or employees of or consultants to the Company pursuant to any compensation agreement, plan or arrangement, or the issuance of Common Stock upon the exercise of any such options or warrants and (C) of Common Stock upon the conversion of the Debenture issued pursuant to that certain Debenture and Warrant Purchase Agreement dated December 7, 2007 between the Company and The Quercus Trust, shall not be deemed issuances of Additional Shares of Common Stock.

                (e)    Price Adjustments.   Whenever the number of Warrant Shares purchasable upon exercise of this Warrant is adjusted pursuant to Sections 5(a), 5(b) or 5(c), the then applicable Warrant Price shall be proportionately adjusted.

                (f)    Certain Shares Excluded.   The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this Section 5 shall exclude any shares then directly or indirectly held in the treasury of the Company.

                (g)    Deferral and Cumulation of De Minimis Adjustments.   The Company shall not be required to make any adjustment pursuant to this Section 5 if the amount of such adjustment would be less than one percent (1%) of the Warrant Price in effect immediately before the event that would otherwise have given rise to such adjustment. In such case, however, any adjustment that would otherwise have been required to be made shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one percent (1%) of the Warrant Price in effect immediately before the event giving rise to such next subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be, but in no event shall the Company be obligated to issue fractional Warrant Shares or fractional portions of any securities upon the exercise of the Warrant.

                (h)    Duration of Adjustment.   Following each computation or readjustment as provided in this Section 5, the new adjusted Warrant Price and number of Warrant Shares purchasable upon exercise of this Warrant shall remain in effect until a further computation or readjustment thereof is required.

        6.    Notice to Holders.

                (a)    Notice of Record Date.   In case:

                       (i)      the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

                       (ii)     of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation with or merger of the Company into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

                       (iii)    of any voluntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Holder hereof at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution or winding-up. Such notice shall be mailed at least ten (10) calendar days prior to the record date therein specified, or if no record date shall have been specified therein, at least ten (10) days prior to such specified date.

                (b)    Certificate of Adjustment.   Whenever any adjustment shall be made pursuant to Section 5 hereof, the Company shall promptly make available and have on file for inspection a certificate signed by its Chairman, Chief Executive Officer, President or a Vice President, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and number of Warrant Shares purchasable upon exercise of this Warrant after giving effect to such adjustment.

        7.    Loss, Theft, Destruction or Mutilation.   Upon receipt by the Company of evidence satisfactory to it, in the exercise of its reasonable discretion, of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof, without expense to the Holder, a new Warrant of like tenor dated the date hereof.

        8.    Warrant Holder Not a Stockholder.   The Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever as a stockholder of the Company, including but not limited to voting rights.

        9.    Registration Rights.   The Warrant Shares will be accorded the registration rights under the Securities Act set forth in that certain Registration Rights Agreement of even date herewith between the Company and the original Holder pursuant to which this Warrant was originally issued.

        10.    Notices.   Any notice provided for in this Warrant must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested), or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

If to the Company:

Electro Energy, Inc. 30 Shelter Rock Road Danbury, Connecticut 06810 Attention: President

With a copy to:

Duane L. Berlin, Esq. Lev & Berlin, P.C. 200 Connecticut Avenue, 5th Floor Norwalk, Connecticut 06854

If to the Holder:

To the address of such Holder set forth on the books and records of the Company.

                    or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Warrant will be deemed to have been given (a) if personally delivered, upon such delivery, (b) if mailed, five days after deposit in the U.S. mail, or (c) if sent by reputable overnight courier service, one business day after such service acknowledges receipt of the notice.

        11.    Choice of Law.   THIS WARRANT IS ISSUED UNDER AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES.

        12.    Submission to Jurisdiction: Waiver of Jury Trial.   THE COMPANY AND THE HOLDER (BY ITS ACCEPTANCE HEREOF) HEREBY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF DELAWARE, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT AND AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY AND THE HOLDER (BY ITS ACCEPTANCE HEREOF) ALSO AGREE NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT IN ANY OTHER COURT. THE COMPANY AND THE HOLDER (BY ITS ACCEPTANCE HEREOF) HEREBY WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. THE COMPANY AND THE HOLDER (BY ITS ACCEPTANCE HEREOF) HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT. THE COMPANY AND THE HOLDER (BY ITS ACCEPTANCE HEREOF) HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO DELIVER OR ACCEPT, AS THE CASE MAY BE, THIS WARRANT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed on its behalf, in its corporate name and by a duly authorized officer, as of the date first written above.

ELECTRO ENERGY, INC.

By:	_____________________________
Name: Title:

EXHIBIT A

SUBSCRIPTION FORM

Electro Energy, Inc.
30 Shelter Rock Road
Danbury, Connecticut 06810
Attention: President

The undersigned hereby (1) irrevocably elects to exercise his, her or its rights to purchase ____________ shares of the common stock, par value $.001 per share (“Common Stock”), of Electro Energy, Inc., a Florida corporation, covered by the attached Warrant, (2) makes payment in full of the purchase price therefore by enclosure of cash, a certified check or bank draft, (3) requests that certificates for such shares of Common Stock be issued in the name of:

(Please print the Warrant holder’s name, address and Social Security/Tax Identification Number)

________________________________________________

________________________________________________

________________________________________________

and (4) if such number of shares of Common Stock shall not be all the shares receivable upon exercise of the attached Warrant, requests that a new Warrant for the balance of the shares covered by the attached Warrant be registered in the name of, and delivered to:

(Please print name, address and Social Security/Tax Identification Number)

________________________________________________

________________________________________________

________________________________________________

In lieu of receipt of a fractional share of Common Stock, the undersigned will receive a check representing payment therefor.

Dated: _____________________	_________________________________ PRINT WARRANT HOLDER NAME

_________________________________ Name: Title:

Witness:

_______________________

EXHIBIT B

ASSIGNMENT FORM

Electro Energy, Inc.
30 Shelter Rock Road
Danbury, Connecticut 06810
Attention: President

FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers unto

(Please print assignee’s name, address and Social Security/Tax Identification Number)

________________________________________________

________________________________________________

________________________________________________

the right to purchase shares of common stock, par value $.001 per share, of Electro Energy, Inc., a Florida corporation (the “Company”), represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ____________________________, Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Dated: _____________________	_________________________________ PRINT WARRANT HOLDER NAME

_________________________________ Name: Title:

Witness:

_______________________

Schedule 2.1(a): Capitalization

Electro Energy Inc.
Capitalization Table

	Shares	Conversion	Common Shares		Shares	%
Shares outstanding at 6/24/08			29,982,312	Quercus	75,395,313	59.83%
Anticipated issuance 7/1/08 for interest payment			701,199	All others	50,629,470	40.17%

Anticipated shares outstanding July 10, 2008			30,683,511		126,024,783

Common stock
Quercus			1,851,714
All others			28,831,797

Anticipated shares outstanding July 10, 2008			30,683,511

Series A Convertible Preferred	110	40	4,400

Series B Convertible Preferred	5,401	(A)	3,367,971

Warrants
Quercus			32,727,273
All others			15,286,484

Stock options outstanding			3,138,818

Quercus 10% Note		(B)	40,816,327

Fully diluted shares			126,024,783

(A) Conversion at 70% of 10 day VWAP. Assume 70% of 6/24/08 closing price of $0.63.
Number of Series B shares		5,401
Liquidation value per share		$275

Total liquidation value		$1,485,275
Share price at 6/24/08	$0.63
Conversion ratio	70.00%
Conversion price		$0.44

Shares		3,367,971

(B) Conversion at 70% of 10 day VWAP. Assume 70% of 6/24/08 closing price of $0.63.
Amount outstanding		$18,000,000
Share price at 6/24/08	$0.63
Conversion ratio	70.00%
Conversion price		$0.44

Shares		40,816,327